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                              UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549
                         _________________________

                                  Form 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  March 31, 2004

                               DAN RIVER INC.
           (Exact name of registrant as specified in its charter)

                       Commission file number 1-13421



            GEORGIA                          58-1854637
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

          2291 Memorial Drive                24541
          Danville, Virginia                 (Zip Code)
          (Address of principal executive offices)

   Registrant's telephone number, including area code:  (434) 799-7000

















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Item 3.   Bankruptcy or Receivership.

     On March 31, 2004, Dan River Inc. and all of its domestic subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Georgia (Case Nos. 04-10990 through 04-10993). In conjunction with the filing, Dan River has received a commitment for up to $145 million in new debtor-in-possession financing.

     A copy of the press release issued by Dan River on March 31, 2004 announcing its filing with the Bankruptcy Court is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

Item 7.   Financial Statements, Pro Form Financial Information and
          Exhibits.

          (c)  Exhibits

               Exhibit No.              Description of Exhibit
               99.1                Press Release dated March 31, 2004


Item 12.  Results of Operations and Financial Condition

     In the pleadings filed with the Bankruptcy Court on March 31, 2004 relating to motions to be made before the Bankruptcy Court on April 1, 2004, Dan River included the following financial information for the fiscal year ended January 3, 2004:

     Total revenues for fiscal year 2003 were down 22.1 percent compared to the same period in fiscal 2002, and gross profit for fiscal year 2003 was approximately $61 million less than the previous year. For the fiscal year ended January 3, 2004, Dan River's home fashions division produced approximately 72 percent of its total revenue, generating $342 million in net sales; its apparel fabrics division produced approximately 21 percent of Dan River's total revenue, generating $102 million in net sales; and its engineered products division produced 7 percent of Dan River's total revenue, generating $34 million in net sales.

     The Company's senior secured credit agreement (the "Credit Agreement") provides for a five-year $40 million term loan and a $160 million revolving credit facility. As of March 31, 2004, the principal and interest outstanding under the term loan was $34.41 million, and the principal and interest outstanding under the revolving credit facility was approximately $79.25 million. In addition, letters of credit in the approximate amount of $5.07 million were outstanding under the terms of the Credit Agreement, for a total current amount outstanding under the Credit Agreement of approximately $118.73 million.

     As of March 6, 2004, the Company's total assets were $441,800,000 and its total debts were $371,800,000.


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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DAN RIVER INC. (Registrant)



Date:  March 31, 2004              /s/ Harry L. Goodrich
                                   ---------------------------------
                                   Harry L. Goodrich
                                   Vice President

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                                   INDEX

Exhibit No.              Description of Exhibit
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99.1 Press               Release dated March 31, 2004